RESIGNATION

TO: CYOP SYSTEMS INTERNATIONAL

AND TO: THE DIRECTORS THEREOF

I HEREBY tender my resignation as Secretary, Treasurer of the Corporation to take effect forthwith.

DATED: November 26, 2006

Andrea R. Carley

....

Andrea R. Carley